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                                                                      EXHIBIT

                        EXECUTIVE EMPLOYMENT, NON-COMPETE
                          AND CONFIDENTIALITY AGREEMENT

     THIS EXECUTIVE EMPLOYMENT, NON-COMPETE AND CONFIDENTIALITY AGREEMENT ("Agreement"), is entered into on this 26th day of February 1999, by and between James M. Paulits (the "Executive") and MAXIMUS, Inc., a Virginia corporation with its principal place of business in McLean, Virginia (the "Corporation"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the "Merger Agreement") by and among the Corporation, Control Software, Inc., a Pennsylvania corporation ("Control"), the former stockholders of Control and Control Acquisition Corporation, dated February 26th , 1999.

     WHEREAS, the parties believe the Executive possesses the experience and capabilities to provide valuable service on behalf of the Corporation; and

     WHEREAS, the Corporation desires to employ the Executive as the President of Control, which shall be a wholly-owned subsidiary of the Corporation after giving effect to the transactions contemplated by the Merger Agreement; and

     WHEREAS, the Executive desires to be employed by the Corporation at the salary, benefits and other terms and conditions specified herein.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   EMPLOYMENT.

     1.1 DUTIES. The Corporation hereby employs the Executive, and the Executive hereby accepts such employment, to serve as a President of Control, reporting directly to the President of DMG/MAXIMUS, another wholly-owned subsidiary of the Corporation. The Executive hereby represents and warrants that he is in good health and capable of performing the services required hereunder. The Executive shall perform such services and duties as are appropriate to such office or reasonably delegated to the Executive by his superior. During the term of this Agreement, the Executive shall be a full-time employee of the Corporation or Control (as determined by the Corporation) and shall devote such time and attention to the discharge of his duties as may be necessary and appropriate to accomplish and complete such duties.

     1.2  COMPENSATION.

          (a) SALARY. As compensation for performance of his obligations hereunder, the Corporation shall pay the Executive an annual salary of $200,000, payable in accordance with MAXIMUS's usual practice. Executive's annual salary shall be subject to annual reviews, but shall not be less than $200,000 per year during the Term, as defined below.


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          (b)  VACATION, INSURANCE, EXPENSES, ETC. The Executive shall be entitled to such vacation benefits, health, disability and life insurance and other benefits and expense reimbursements in a manner consistent with Control's past practices and as are provided by Control to its other executive officers.

          (c) OTHER BENEFITS. The Executive shall be entitled to participate in stock option and incentive plans and receive fringe benefits as may be granted or established by the Corporation from time to time; provided however, that the Executive hereby acknowledges that in the past, options have been granted at the discretion of the Chief Executive Officer of the Corporation and not pursuant to a regular schedule or program, and that the Corporation does not anticipate a change in such practice.

     1.3 TERM; TERMINATION. The term of the employment agreement set forth in this Section 1 shall be for a period commencing the date hereof and continuing for four years thereafter (the "Term"), provided that this Agreement shall terminate prior to the end of the Term:

          (a)  by mutual written consent of the parties;

          (b) upon Executive's death or inability, by reason of physical or mental impairment, to perform substantially all of Executive's duties as contemplated herein for a continuous period of 120 days or more; or

          (c) by the Corporation for cause after five days written notice to the Executive, which shall mean the Executive's breach of any material duty or obligation hereunder, or intentional or grossly negligent misconduct that is materially injurious to the Corporation, as reasonably determined by the President of DMG/MAXIMUS, or willful failure to follow the reasonable directions of such superior.

     The Corporation shall not have the right to terminate this Agreement as to the Executive's employment prior to the end of the Term except as provided in clauses (a), (b) and (c) of this Section 1.3.

     Upon any termination of employment under this Section 1.3, neither party shall have any obligation to the other pursuant to this Section 1, but such termination shall have no effect on the obligations of the parties under other provisions of this Agreement.

2.   NON-COMPETITION.

     2.1 UNDERTAKING. The Executive agrees that while the Executive is employed by the Corporation and for a period of two (2) years after termination of such employment as provided herein, the Executive shall not, without the Corporation's prior written consent, engage in direct or indirect competition with the Corporation in business lines that were within the Executive's areas of responsibility during the Executive's employment with the Corporation.

     2.2  OTHER PROHIBITED ACTIVITIES.

          (a) The Executive agrees that, during his employment with the Corporation and for a period of two (2) years after the termination of such employment as provided herein, the


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Executive will not engage in any Unethical Behavior which may adversely affect the Corporation. For the purpose of this Section 2.2, "Unethical Behavior" is defined as:

               (i) any attempt, successful or unsuccessful, by the Executive to divert any existing or pending contract, subcontract or proposal from the Corporation to any other entity, whether or not affiliated with the Executive;

               (ii) any attempt, successful or unsuccessful, by the Executive, to influence clients of the Corporation or organizations with which the Corporation has an existing or pending contract, subcontract or proposal in a manner adverse to the Corporation;

               (iii) any attempt, successful or unsuccessful, by the Executive to offer his services, or to influence any other employee of the Corporation to offer his or his services, to any firm to compete, directly or indirectly, against the Corporation; or

               (iv) any attempt, successful or unsuccessful, by the Executive to employ or offer employment to, or cause any other person to employ or offer employment to any other employee of the Corporation.

          (b) The Executive agrees that, in addition to any other remedy available to the Corporation, in the event of a breach by the Executive of the terms of this Section 2 the Corporation may set off against any amounts due the Executive, an amount equal to the gross revenues which such Executive, or any entity with which the Executive is employed, affiliated or associated, receives or is entitled to receive, from any existing clients (or potential clients with whom a proposal is pending) of the Corporation during the two-year period provided in this Section 2.

          (c) The Executive shall notify any new employer, partner, association or any other firm or corporation actually or potentially in competition with the Corporation with whom the Executive shall become associated in any capacity whatsoever of the provisions of this Section 2 and the Executive agrees that the Corporation may give such notice to such firm, corporation or other person.

     2.3 BUSINESS OPPORTUNITIES; CONFLICTS OF INTEREST; OTHER EMPLOYMENT AND ACTIVITIES OF THE EXECUTIVE.

          (a) The Executive agrees promptly to advise the Corporation of, and provide the Corporation with an opportunity to pursue, all material business opportunities that Executive becomes aware of that reasonably relate to the present business conducted by the Corporation.

          (b) The Executive, in his capacity as an employee of the Corporation, shall not engage in any business with any member of the Executive's immediate family or with any person or business entity in which the Executive or any member of the Executive's immediate family has any ownership interest or financial interest, unless and until the Executive has first fully disclosed such interest to and received written consent from the President of the Consulting Group; but provided that the Executive may passively invest in family businesses. As used herein, the term "immediate family" means the Executive's spouse, natural or adopted children, parents or siblings and the term "financial interest" means any relationship with such person or business entity that may monetarily

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benefit the Executive or member of the Executive's immediate family, including any lending relationship or the guarantying of any obligations of such person or business entity by the Executive or member of his immediate family.

          (c) The parties hereto agree that the Executive may, consistent with this Section 2.3, receive and retain speaking fees, referral fees from business opportunities not accepted by the Corporation, and fees from outside business activities and opportunities of the Executive consented to by the President of the Consulting Group.

3. CONFIDENTIALITY. The Executive agrees that the Corporation's books, records, files and all other non-public information relating to the Corporation, its business, clients and employees are proprietary in nature and contain trade secrets and shall be held in strict confidence by the Executive, and shall not, either during the term of this Agreement or after the termination hereof, be disclosed, directly or indirectly, to any third party, except to the extent such disclosure is in furtherance of the Corporation's business or required by court order or other legal process. The trade secrets or other proprietary or confidential information referred to in the prior sentence includes, without limitation, all proposals to clients or potential clients, contracts, client or potential client lists, fee policies, financial information, administration or marketing practices or procedures and all other information regarding the business of the Corporation and its clients not generally known to the public.

4.   MISCELLANEOUS.

     4.1 NOTICES. All notices, requests, demands or other communications provided for in this Agreement shall be in writing and shall be delivered by hand, sent prepaid by overnight delivery service or sent by the United States mail, certified, postage prepaid, return receipt request, to the following:

                                   If to the Corporation:

                                   MAXIMUS, Inc.
                                   36 Washington Street, Suite 320
                                   Wellesley Hills, Massachusetts 02481-1904
                                   Attention:  Raymond B. Ruddy

                                   If to the Executive:

                                   James M. Paulits
                                   Control Software, Inc.
                                   998 Old Eagle School Road
                                   Wayne, PA  19087

Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (i) the date it is actually received, (ii) the business-day after the day on which it is delivered by hand,


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(iii) the business day after the day on which it is properly delivered to
Federal Express (or a comparable overnight delivery service), or (iv) the third business day after the date on which it is deposited in the United States mail. Either party may change its address by notifying the other party of the new address in any manner permitted by this paragraph.

     4.2 REMEDIES. The parties agree and acknowledge that any violation by the Executive of the terms of Sections 2.1 or 2.2 hereof may result in irreparable injury and damage to the Corporation or its clients, which will not adequately be compensable in monetary damages, that the Corporation will have no adequate remedy at law therefor, and that the Corporation may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect it against, or on account of, any breach of the provisions contained in this Agreement. The parties further agree and acknowledge that the Corporation may seek such injunctive relief in any court of competent jurisdiction, notwithstanding and as an exception to both Section 4.10 hereof and the arbitration provision contained in the Merger Agreement.

     4.3 NO OBLIGATION OF CONTINUED EMPLOYMENT. The Executive understands that this Agreement does not create an obligation on the part of the Corporation to continue the Executive's employment with the Corporation after the termination of this Agreement.

     4.4 BENEFIT; ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties and their respective personal representatives, heirs, successors and assigns, provided this Agreement may not be assigned by either party without the consent of the other, except that the Corporation may assign this Agreement in connection with the merger, consolidation or sale of all or substantially all of its business or assets.

     4.5 ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement.

     4.6 SEVERABILITY. In the event that any one or more of the provisions contained herein shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

     4.7 WAIVERS. No delay or omission by the Corporation in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Corporation on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     4.8 CAPTIONS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     4.9 GOVERNING LAW & JURISDICTION. This Agreement shall be construed as a sealed instrument and shall in all events and for all purposes be governed by, and construed in accordance


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with, the laws of the Commonwealth of Virginia without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction.

     4.10 ARBITRATION. The parties hereto shall attempt to settle amicably through negotiation any controversy, claim or dispute ("Dispute") arising out of or relating to this Agreement. If a Dispute cannot be settled by such means, the parties hereto intend and agree to submit such Dispute to final and binding arbitration before an arbitration tribunal which is, and pursuant to arbitration procedures which are, acceptable to all parties. If the parties cannot or do not otherwise agree within 30 days of receipt of notice of any Dispute, any such Dispute shall be submitted for arbitration by the American Arbitration Association pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Any arbitration shall be conducted in Virginia and notice of demand for arbitration shall be provided in writing to the other party. The parties hereto further intend and agree that the final decision or award of the arbitration tribunal shall be binding on the parties and their successors and fully enforceable by any court of competent jurisdiction. The parties hereto further intend and agree that facts and other information relating to any arbitration arising out of or in connection with this Agreement shall be kept confidential to the fullest extent permitted by law. Each party shall bear its own expenses in connection with such arbitration unless otherwise ordered by the arbitrator. The provisions of this Section 4.10 do not require arbitration of any claim for injunctive relief within the scope of Section 4.2 above.

     4.11 AMENDMENTS. No changes to this Agreement shall be binding unless in writing and signed by both the parties.

     4.12 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one instrument.

     THE EXECUTIVE HAS READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND THE EXECUTIVE UNDERSTANDS, AND AGREES TO, EACH OF SUCH PROVISIONS. THE EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT MAY AFFECT THE EXECUTIVE'S RIGHT TO ACCEPT EMPLOYMENT WITH OTHER COMPANIES SUBSEQUENT TO THE EXECUTIVE'S EMPLOYMENT WITH THE CORPORATION.


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


EXECUTIVE                                   MAXIMUS, Inc.


 /s/ JAMES M. PAULITS                       By: /s/ DAVID V. MASTRAN
-------------------------------                --------------------------------
James M. Paulits                      Name:    David V. Mastran
                                      Title:   President